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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form F-10 of Kinross Gold Corporation of our Report of Independent Public Accounting Firm dated February 12, 2020, on the consolidated financial statements of Kinross Gold Corporation, which comprise the consolidated balance sheets as of December 31, 2019 and December 31, 2018, the related consolidated statements of operations, comprehensive income (loss), cash flows and equity for each of the years then ended, and the related notes, and our Report of Independent Public Accounting Firm dated February 12, 2020 on the effectiveness of internal control over financial reporting, which are both incorporated by reference in the short form base shelf prospectus.

        We also consent to the reference to our firm under the heading "Auditors, Transfer Agent and Registrar" in the short form base shelf prospectus.

/s/ KPMG LLP
Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
June 29, 2020

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  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm